Exhibit 5.1

Jaime Chase

202 728 7096

jchase@cooley.com

January 20, 2021

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Ladies and Gentlemen:

We have acted as counsel to Inovio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Shares are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale of the Shares, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of such Shares is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of Shares, provided that: (i) the Registration Statement and any required post-effective amendment thereto has become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Shares do not violate any applicable law, are in conformity with the operative certificate of incorporation and bylaws of the Company, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Shares

Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004

t: (202) 842-7800 f: (202) 842-7899 COOLEY.COM

Inovio Pharmaceuticals, Inc.

January 20, 2021

Page Two

have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Shares, when issued and sold as contemplated in the Registration Statement and the related prospectus supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Jaime L. Chase
Jaime L. Chase

Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004

t: (202) 842-7800 f: (202) 842-7899 COOLEY.COM